UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 6, 2015, Industrial Services of America, Inc. (the “Company”) entered into a Forbearance Agreement and Third Amendment to Credit Agreement (the “Forbearance Agreement”) by and among the Company, certain of the Company’s subsidiaries (as Borrowers or Guarantors under the Credit Agreement (as defined herein), and collectively with the Company, the “Loan Parties”), and Wells Fargo Bank, National Association (“Wells Fargo”). All capitalized terms used in this Form 8-K, unless otherwise defined, have the meaning ascribed to them in the Credit Agreement.

The Forbearance Agreement amends the Credit Agreement to reduce the Maximum Revolver Amount from $15 million to $5 million.  The Forbearance Agreement also amends the Credit Agreement Maturity Date to March 15, 2016 from June 13, 2019. The Forbearance Agreement increases the interest rate on the outstanding indebtedness by approximately 100 basis points.

Pursuant to the terms of the Forbearance Agreement, Wells Fargo has agreed that it will forbear, until the Forbearance Termination Date (as defined below), from exercising certain rights and remedies with respect to or arising out of the existence and continuation of certain stipulated events of default under the Credit Agreement between the Loan Parties and Wells Fargo (as amended by the First Amendment to Credit Agreement dated January 15, 2015, the Second Amendment to Credit Agreement dated January 22, 2015, and the Forbearance Agreement, the “Credit Agreement”).

Under the Forbearance Agreement, the Forbearance Termination Date will be the earliest to occur of (i) Wells Fargo’s election following the failure of the Loan Parties to satisfy any of the Forbearance Conditions, and (ii) March 15, 2016. The Forbearance Conditions generally consist of the following:

•                  Each Loan Party duly and punctually observes, performs and discharges each and every obligation and covenant on its part to be performed under the Forbearance Agreement;

•                  No Event of Default occurs or exists other than the Stipulated Defaults (defined in the Forbearance Agreement);

•                  No material adverse change occurs in any Loan Party’s business, prospects or financial condition after November 6, 2015;

•                  All of the Obligations (as defined in the Credit Agreement) are paid in full on or before the Maturity Date (as defined in the Credit Agreement and amended by the Forbearance Agreement);

•                  No Guarantor revokes or attempts to revoke or terminate such Guarantor’s Guaranty (as defined in the Credit Agreement) or otherwise breach any of such Guarantor’s obligations under its respective Guaranty;

•                  No representation or warranty made by any Loan Party in the Forbearance Agreement proves to have been false or misleading in any material respect;

•                  Each Loan Party timely deducts from the wages of its employees and makes timely and proper deposits for all payroll taxes as the same became due and payable, and if, as and when requested to do so by Wells Fargo, provides Wells Fargo with proof of all deposits for Payroll Taxes;

•                  Each Loan Party is able to pay and does pay, as the same shall become due and payable, all debts incurred by such Loan Party on or after November 6, 2015;

•                  No person to whom any Loan Party is indebted under capital leases or for money borrowed accelerates the maturity or demands payment of such indebtedness, in whole or in part;

•                  A Qualified Consultant (as defined in the Forbearance Agreement) is engaged by the Loan Parties on or before the date of the Forbearance Agreement, remains engaged by the Loan Parties at all times during the Forbearance Period, and each Loan Party (i) acknowledges and agrees that the scope of the Qualified Consultant’s engagement may be expanded from time to time at Wells Fargo’s request in consultation with the Loan Parties, (ii) authorizes and directs each Qualified Consultant to provide Wells Fargo with complete access to such Qualified Consultant and its work product (whether created prior to or after the effectiveness of the Forbearance Agreement), (iii) authorizes and directs each Qualified Consultant to speak freely with Wells Fargo concerning all matters relating to its engagement with any Loan Party and to provide Wells Fargo with copies of its work product (whether created prior to or after the effectiveness of the Forbearance Agreement), and (iv) authorizes and directs each Qualified Consultant to actively participate on behalf of Loan Parties in all discussions with Wells Fargo;

•                  The Qualified Consultant has reviewed and approved the initial Budget (as defined in the Forbearance Agreement) by the date of the Forbearance Agreement;

•                  No Loan Party uses proceeds of Advances or Collateral (as defined in the Credit Agreement) to make any payments for any purpose that is not included in the Budget or in amounts that exceed one hundred three percent (103%) of the amounts shown in the Budget, except for payments in respect of the Obligations;

•                  On the date that any sale of real property on which Wells Fargo has a Lien (as defined in the Credit Agreement) is consummated, Wells Fargo receives all gross proceeds of the sale less reasonable closing expenses, brokerage fees and prorated ad valorem real property taxes to be paid by seller) for application to the Obligations;

•                  Each Loan Party is able to pay and does pay, as the same shall become due and payable, all real and personal property taxes owed by such Loan Party on or after November 6, 2015;

•                  Each of the WESSCO Sale Covenants (as defined in the Forbearance Agreement) is timely satisfied;

•                  Loan Parties achieve total weekly (i) Cash Receipts, and (ii) “Recycling Inventory Sold” of at least eighty percent (80%) of the amounts shown in the Budget, on a cumulative basis, beginning with the week ending November 6, 2015, measured on a weekly basis; and

•                  On or before January 31, 2016, the Loan Parties deliver to Wells Fargo a commitment letter for financing for the Loan Parties in an amount sufficient to, and which provides that the proceeds will be used to, repay all of the Obligations in full on or before the Maturity Date, which commitment letter must be from a lender acceptable to Wells Fargo and on terms and conditions satisfactory to Wells Fargo.

Under the Forbearance Agreement, the Company is authorized to sell the assets of its Waste Services Division which are owned by its wholly-owned subsidiary, WESSCO, LLC (“WESSCO”).  If the Company is successful in selling WESSCO, the net proceeds would be used to pay an investment banking fee (incurred in connection with closing of the sale) and WESSCO’s debt to Bank of Kentucky, Inc. Any remaining proceeds must be applied at Wells Fargo’s discretion in partial satisfaction of the Obligations.

As part of the Forbearance Agreement, Wells Fargo will have access to the Company’s offices, properties, officers, employees, accountants, auditors, counsel and other representatives and the books and records of Loan Parties, and such financial, operating and property related data and other information as Wells Fargo reasonably requests.  The Company will also conduct telephonic meetings with Wells Fargo, during which the Qualified Consultant and the Loan Parties will present updates on Loan Parties’ operations, the Budget and financial projections generated by Loan Parties, and the progress of the WESSCO sale.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation.

The disclosure set forth at Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement and Third Amendment to Credit Agreement, dated November 6, 2015, between the Company, certain of its subsidiaries and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: November 12, 2015	By	/s/ Orson Oliver
Orson Oliver
Interim Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Forbearance Agreement and Third Amendment to Credit Agreement, dated November 6, 2015, between the Company, certain of its subsidiaries and Wells Fargo Bank, National Association.